Exhibit 5.2
[LETTERHEAD OF HOGAN & HARTSON L.L.P.]
July 23, 2007
Board of Directors
CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
Re: Post Effective Amendment No. 1 to
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to CapitalSource Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiary, CapitalSource Finance LLC, a Delaware limited liability company (“CapitalSource Finance” or the “Guarantor”), in connection with post effective amendment no. 1 to the Company’s registration statement on Form S-3 (Reg. No. 333-130681) (the “Registration Statement”), filed for the purpose of adding CapitalSource Finance as a co-registrant thereunder in connection with the potential issuance by CapitalSource Finance of a guarantee (“Guarantee”) of some or all of the Company’s debt securities (the “Debt Securities”) that may be offered and sold under the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):
1.	An executed copy of the Registration Statement.

2.	The forms of Indentures relating to the Company’s Senior Debt Securities (the “Senior Indenture”) and Subordinated Debt Securities (the “Subordinated Indenture”).

3.	The Second Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”), as certified by the Secretary of State of the State of Delaware on December 12, 2006, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

CapitalSource Inc.
July 23, 2007

4.	The Certificate of Formation of CapitalSource Finance LLC, as certified by the Secretary of State of the State of Delaware on October 3, 2006, and as certified by the Secretary of CaptialSource Finance on the date hereof as being complete, accurate and in effect.

5.	The Amended and Restated Bylaws of the Company (the “Company Bylaws”), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

6.	The Amended and Restated Operating Agreement of CapitalSource Finance, as certified by the Secretary of CapitalSource Finance on the date hereof as being complete, accurate and in effect.

7.	Certain actions by the sole member of CapitalSource Finance adopted by written consent dated as of July 16, 2007, as certified by the Secretary of CapitalSource Finance, on the date hereof as being

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July 23, 2007

complete, accurate and in effect, relating to, the filing of the Registration Statement and arrangements in connection therewith.
     In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Debt Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Company Charter, the Company Bylaws and applicable Delaware law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities; (ii) at the time of the offer, issuance and sale of any Debt Securities, the Registration Statement will remain effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to the Senior Indenture or Subordinated Indenture, as applicable; (iv) the applicable indenture under which any Debt Securities are issued will have been qualified under the Trust Indenture Act of 1939, as amended; (v) the Debt Securities will be delivered against payment of valid consideration therefor and in accordance with terms of the applicable action of the Board of Directors of the Company authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (vi) the issuance of a Guarantee of such Debt Securities by the Guarantor will have been duly authorized by proper action of such Guarantor in accordance with the organizational documents of such Guarantor and applicable Delaware law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on such Guarantor or otherwise impair the legal or binding nature of the obligations represented by the Guarantee, (vii) the Guarantee will be issued pursuant to the Senior Indenture or Subordinated Indenture, as applicable, as the same may be supplemented by a supplemental indenture thereto; and (viii) the Guarantor will remain a Delaware limited liability company.
     To the extent that the obligations of the Guarantor with respect to the Guarantee may be dependent upon such matters, we assume for purposes of this opinion that the trustee under the indenture for any Debt Securities is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in the activities contemplated by such indenture; that such indenture has been duly authorized, executed and delivered by the trustee and will constitute the legal, valid and binding obligation of the trustee enforceable against the trustee in accordance with its terms; that the trustee is in compliance with respect to performance of its obligations under such indenture with

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July 23, 2007

all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under such indenture.
     This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.
     Based upon, subject to and limited by the foregoing, we are of the opinion that the Guarantee, upon (i) due execution and delivery of the applicable indenture and any supplemental indenture thereto on behalf of the Company, the Guarantor and the trustee, (ii) due authentication of the Debt Securities by the Trustee, and (iii) due execution, issuance and delivery of the Debt Securities by the Company and due execution, issuance and delivery of the Guarantee by the Guarantor in exchange for the consideration therefor set forth in the underwriting agreement relating to the offering of any such Debt Securities and Guarantee and as otherwise contemplated by the applicable indenture, supplemental indenture, if any, and the prospectus supplement and accompanying prospectus forming a part of the Registration Statement, will constitute valid and binding obligations of the Guarantor.
     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed in paragraph (a) above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

CapitalSource Inc.
July 23, 2007

     We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ HOGAN & HARTSON L.L.P.